Exhibit 99.1

Dana Holding Corporation Reports Record Full-Year 2012 Results

•	Sales of $7.2 billion for 2012

•	Record net income of $300 million compared with $219 million in 2011

•	Diluted Adjusted Earnings Per Share of $1.75 compared with $1.66 in 2011

•	Adjusted EBITDA of $781 million; Adjusted EBITDA margin increased to 10.8 percent, 70 basis points higher than 2011, reflecting continued cost discipline and margin improvement actions

•	Record free cash flow of $325 million, excluding voluntary pension contributions, $151 million or 87 percent higher than 2011

•	Initiated common dividend

•	Announced $250 million common share repurchase program

•	Dana technologies featured on 2013 North American Car and Truck of Year, 2013 Green Car of Year, 2013 Heavy Duty Commercial Truck of Year, six of Ward’s 10 Best Engines for 2013

MAUMEE, Ohio – Feb. 21, 2013 – Dana Holding Corporation (NYSE: DAN) today announced its fourth-quarter and full-year 2012 results. Sales for the year totaled $7.2 billion compared with $7.5 billion for 2011.

The impact of currency lowered sales by $322 million compared with last year. Excluding currency, Dana sales increased in most of its segments although this growth was offset by a decline in Commercial Vehicle sales of $169 million, principally reflecting weak end-market demand.

The company’s execution of profitability actions continued to improve margin performance despite lower sales in 2012 compared with the prior year. Net income for the full-year was a record $300 million, compared with $219 million in the previous year. Driven by continued improvement in operating results, net income in both 2012 and 2011 included income tax benefits related to lower valuation allowances for certain foreign jurisdictions. In 2012, these tax benefits totaled $54 million, compared with $8 million in 2011. Diluted adjusted earnings per share, which excludes these tax benefits, was $1.75 for 2012 compared with $1.66 in 2011.

Dana reported adjusted EBITDA of $781 million for 2012, $16 million higher than 2011. Adjusted EBITDA as a percent of sales for 2012 increased 70 basis points to 10.8 percent, compared with 10.1 percent in 2011.

Adjusting for a $150 million voluntary contribution to the company’s U.S. pension plans in early 2012, Dana generated strong free cash flow of $325 million for the full-year, an increase of $151 million compared with 2011. Capital spending in 2012 was $164 million, demonstrating a continued focus on investment discipline and utilization across each of Dana’s business segments.

Sales for the fourth-quarter were $1.6 billion compared with $1.9 billion for the same period in 2011, reflecting the impact of unfavorable currency of $41 million; program roll offs of $95 million; and lower end-market demand of $155 million, principally impacting Dana’s Commercial Vehicle and Off-Highway business segments. Dana’s net income of $88 million in the fourth quarter of 2012 compares with $71 million in 2011, including the benefit of income tax valuation allowance releases.

Adjusted EBITDA for the quarter was $154 million, compared with $183 million in 2011. Continued cost-structure actions in the fourth quarter of 2012 reduced the impact of significantly lower sales on adjusted EBITDA performance compared with a year ago. Free cash flow for the fourth quarter was $167 million, $52 million higher than 2011, driven principally by improved working capital performance and lower capital spending.

“I am pleased with Dana’s performance for 2012, despite end-market volatility in almost every region of the world,” said company President and Chief Executive Officer Roger J. Wood. “Our full-year results demonstrate a continued focus and execution on controllable levers across each of our business segments to adjust our cost structure in light of the market environment as well as disciplined investment, resulting in strong margin expansion and cash flow generation.”

Common Share Repurchase Program Update

In October, Dana’s Board of Directors approved a share repurchase program for up to $250 million of its currently outstanding shares of common stock. Dana is repurchasing its shares either in the open market or through privately negotiated transactions. During the quarter, the company repurchased 1.07 million shares at a cost of approximately $15 million.

The share repurchases are subject to prevailing market conditions and other considerations. The company has sufficient liquidity to support this initiative and is utilizing its excess cash for the program.

Recognition of Dana Innovation and Technology

Dana’s driveline, sealing, and thermal-management solutions were featured on both the 2013 North American Car and Truck of the Year, the 2013 Heavy Duty Commercial Truck of the Year, six of Ward’s 10 Best Engines, and the 2013 Green Car of the Year.

The North American Truck of the Year, the 2013 Ram 1500, features a Spicer® rear driveshaft on all models, as well as cam covers, exhaust gaskets, and active warm up units on some models. The Cadillac ATS, which is the 2013 North America Car of the Year, includes a variety of Dana technologies, such as cylinder-head gaskets, exhaust gaskets, cam cover gaskets, valve stem seals, thermal-acoustical protective shielding (TAPS), and engine oil coolers, depending on engine variations.

Dana also provides Spicer® drive axles, steer axles, and driveshafts for the Kenworth T680, named the 2013 Heavy Duty Commercial Vehicle Truck of the Year by the American Truck Dealers. Dana’s Spicer® Diamond Series™ driveshaft can also be specified as an option for this vehicle.

In addition to these award-winning vehicles, Dana supplies the following engine technologies for the 2013 Ward’s 10 Best Engines:

•	Audi 3.0L TFSI Supercharged DOHC V-6 – cylinder-head gaskets and secondary gaskets

•	BMW 2.0L N20 Turbocharged DOHC I-4 – secondary gaskets

•	GM 2.0L Turbocharged I-4 – cylinder-head gaskets, engine oil coolers, and valve stem seals

•	Chrysler 3.6L DOHC Pentastar V-6 – exhaust gaskets and TAPS

•	Ford 2.0L EcoBoost DOHC I-4 – cylinder-head gaskets, exhaust manifold gaskets, and down stream exhaust gaskets

•	Honda 3.5L SOHC V-6 – cam covers

Dana technologies are also featured on the Green Car Journal’s Green Car of the Year, the 2013 Ford Fusion, which was honored at the L.A. Auto Show in November. The vehicle features Dana cylinder-head gaskets, exhaust system gaskets, heat shields, transmission oil coolers, thermal bypass valves, and combo coolers.

New Product Technologies

Product innovation is the foundation for Dana’s growth strategy. During 2012, Dana introduced a number of new product technologies focused on market drivers that provide both value to customers and increasing return on investment to shareholders. Examples of these product technologies include:

•	Next-generation Spicer® axles with AdvanTEK™ gearing and other features that reduce weight while improving performance and efficiency;

•	New Spicer® Pro-40™ tandem axles with a SelecTTrac™ housing option, which reduces weight and improves fuel efficiency;

•	Spicer® 318 hydrostatic continuously variable transmission that greatly improve fuel economy in off-highway equipment;

•	New multi-layer steel separator plates that improve transmission sealing, efficiency, and durability;

•

A new Spicer® PowerBoost™ hydraulic-hybrid powertrain concept that captures kinetic energy otherwise wasted throughout the drivetrain and work circuits, and then uses this recuperated energy to help power the vehicle;

•

New Spicer® Rui Ma™ drivetrain solutions that offer an optimized blend of product features, performance, dependability, and cost demanded by most purchasers of Chinese-made construction, mining, and material-handling equipment; and

•	Advanced tire-pressure management systems for line-haul tractors and agricultural equipment that improve fuel efficiency and reduce maintenance costs.

2013 Financial Targets

As previously announced in January, Dana has established the following financial targets for full-year 2013:

•	Sales of approximately $7.1 billion,

•	Adjusted EBITDA of $800 million to $820 million,

•	Adjusted EBITDA as a percent of sales of approximately 11.4 percent,

•	Diluted adjusted EPS of $1.88 to $1.95 (excluding the impact of Dana’s share repurchase program),

•	Capital spending of $180 million to $200 million, and

•	Free cash flow of $240 million to $260 million.

Based on the profitability improvements in Dana’s U.S. operations over the last three years and expected future performance, it is reasonably possible that in excess of $800 million of income tax valuation allowance will be released in 2013.

“We have and will continue to maintain our cost and investment discipline and remain flexible as 2013 unfolds,” said Wood. “We are confident that we are also well-positioned to take advantage of further margin expansion opportunities in the event of a stronger production environment.”

Dana to Host Conference Call at 10 a.m. Today

Dana will discuss its full-year and fourth-quarter results in a conference call at 10 a.m. EST today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website – www.dana.com/investors. United States and Canadian locations should dial 888-311-4590 and international locations should call 1-706-758-0054, and enter 88747411. Please ask for the “Dana Holding Corporate Financial Webcast and Conference Call.” Phone registration will be available starting at 9:30 a.m.

An audio recording of the webcast will be available after 5 p.m. today; dial 855-859-2056 (U.S. or Canada) or 404-537-3406 (international) and enter 88747411. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure, which we have defined as earnings from continuing and discontinued operations before interest, taxes, depreciation, amortization, non-cash equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc.). The most significant impact on Dana’s ongoing results of operations as a result of applying fresh start accounting following our emergence from bankruptcy was higher depreciation and amortization. By using adjusted EBITDA, a performance measure which excludes depreciation and amortization, the comparability of results is enhanced. Management also believes that adjusted EBITDA is an important measure since the financial covenants in our debt agreements are based, in part, on adjusted EBITDA. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring expense, amortization expense and other nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities excluding any bankruptcy claim-related payments, less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a world-leading supplier of driveline, sealing, and thermal-management technologies that improve the efficiency and performance of passenger, commercial, and off-highway vehicles with both conventional and alternative-energy powertrains. The company’s global network of engineering, manufacturing, and distribution facilities provides original-equipment and aftermarket customers with local product and service support. Based in Maumee, Ohio, Dana employs approximately 23,000 people in 26 countries and reported 2012 sales of $7.2 billion. For more information, please visit www.dana.com.

Investor Contact

Craig Barber

419.887.5166

Media Contact

Jeff Cole

419.887.3535

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2012 and 2011

	Three Months Ended December 31,
(In millions except per share amounts)	2012	2011
Net sales	$1,609	$1,895
Costs and expenses
Cost of sales	1,412	1,680
Selling, general and administrative expenses	102	91
Amortization of intangibles	18	19
Restructuring charges, net	17	22
Other income, net	10	3

Income from continuing operations before interest expense and income taxes	70	86
Interest expense	21	20

Income from continuing operations before income taxes	49	66
Income tax benefit	(46)	(6)
Equity in earnings of affiliates	(2)	4

Income from continuing operations	93	76
Loss from discontinued operations		(1)

Net income	93	75
Less: Noncontrolling interests net income	5	4

Net income attributable to the parent company	88	71
Preferred stock dividend requirements	8	8

Net income available to common stockholders	$80	$63

Net income per share available to parent company common stockholders:
Basic:
Income from continuing operations	$0.54	$0.44
Loss from discontinued operations	$—	$(0.01)
Net income	$0.54	$0.43
Diluted:
Income from continuing operations	$0.41	$0.33
Income from discontinued operations	$—	$—
Net income	$0.41	$0.33
Weighted-average common shares outstanding
Basic	148.5	147.3
Diluted	214.8	214.1
Dividends declared per common share	$0.05	$—

DANA HOLDING CORPORATION

Consolidated Statement of Operations

For the Twelve Months Ended December 31, 2012 and 2011

	Twelve Months Ended December 31,
(In millions except per share amounts)	2012	2011
Net sales	$7,224	$7,544
Costs and expenses
Cost of sales	6,250	6,647
Selling, general and administrative expenses	424	407
Amortization of intangibles	74	77
Restructuring charges, net	47	82
Other income, net	19	54

Income from continuing operations before interest expense and income taxes	448	385
Interest expense	84	79

Income from continuing operations before income taxes	364	306
Income tax expense	51	87
Equity in earnings of affiliates	2	21

Income from continuing operations	315	240
Loss from discontinued operations		(8)

Net income	315	232
Less: Noncontrolling interests net income	15	13

Net income attributable to the parent company	300	219
Preferred stock dividend requirements	31	31

Net income available to common stockholders	$269	$188

Net income per share available to parent company common stockholders:
Basic:
Income from continuing operations	$1.82	$1.34
Loss from discontinued operations	$—	$(0.06)
Net income	$1.82	$1.28
Diluted:
Income from continuing operations	$1.40	$1.05
Loss from discontinued operations	$—	$(0.03)
Net income	$1.40	$1.02
Weighted-average common shares outstanding
Basic	148.0	146.6
Diluted	214.7	215.3
Dividends declared per common share	$0.20	$—

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2012 and 2011

	Three Months Ended December 31,
(In millions)	2012	2011
Net income	$93	$75
Less: Noncontrolling interests net income	5	4

Net income attributable to the parent company	88	71

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	4	(16)
Unrealized hedging gains and losses	1	2
Unrealized investment and other gains and losses	1	2
Defined benefit plans	(156)	(68)

Other comprehensive loss attributable to the parent company	(150)	(80)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(1)
Unrealized investment and other gains and losses		(1)
Defined benefit plans	(1)

Other comprehensive loss attributable to noncontrolling interests	(2)	(1)

Total comprehensive loss attributable to the parent company	(62)	(9)
Total comprehensive income attributable to noncontrolling interests	3	3

Total comprehensive loss	$(59)	$(6)

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income

For the Twelve Months Ended December 31, 2012 and 2011

	Twelve Months Ended December 31,
(In millions)	2012	2011
Net income	$315	$232
Less: Noncontrolling interests net income	15	13

Net income attributable to the parent company	300	219

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(6)	(92)
Unrealized hedging gains and losses	13	(10)
Unrealized investment and other gains and losses	2	(4)
Defined benefit plans	(152)	(48)

Other comprehensive loss attributable to the parent company	(143)	(154)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	1	(1)
Unrealized investment and other gains and losses		(1)
Defined benefit plans	(1)

Other comprehensive income (loss) attributable to noncontrolling interests	—	(2)

Total comprehensive income attributable to the parent company	157	65
Total comprehensive income attributable to noncontrolling interests	15	11

Total comprehensive income	$172	$76

DANA HOLDING CORPORATION

Consolidated Balance Sheet

As of December 31, 2012 and December 31, 2011

(In millions except share and per share amounts)

	December 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$1,059	$931
Marketable securities	60	56
Accounts receivable
Trade, less allowance for doubtful accounts of $8 in 2012 and 2011	818	979
Other	170	165
Inventories	742	784
Other current assets	104	106

Total current assets	2,953	3,021
Goodwill	101	100
Intangibles	325	400
Other noncurrent assets	324	273
Investments in affiliates	202	198
Property, plant and equipment, net	1,239	1,285

Total assets	$5,144	$5,277

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$101	$71
Accounts payable	766	942
Accrued payroll and employee benefits	160	150
Accrued restructuring costs	23	21
Taxes on income	63	46
Other accrued liabilities	197	223

Total current liabilities	1,310	1,453
Long-term debt	803	831
Pension and postretirement obligations	715	762
Other noncurrent liabilities	368	393

Total liabilities	3,196	3,439

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized
Series A, $0.01 par value, 2,500,000 shares outstanding	242	242
Series B, $0.01 par value, 5,221,199 shares outstanding	511	511
Common stock, $0.01 par value, 450,000,000 shares authorized, 148,264,067 and 147,319,438 outstanding	2	1
Additional paid-in capital	2,668	2,643
Accumulated deficit	(762)	(1,001)
Treasury stock, at cost (1,797,988 and 645,734 shares)	(25)	(9)
Accumulated other comprehensive loss	(793)	(650)

Total parent company stockholders’ equity	1,843	1,737
Noncontrolling equity	105	101

Total equity	1,948	1,838

Total liabilities and equity	$5,144	$5,277

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended December 31, 2012 and 2011

	Three Months Ended December 31,
(In millions)	2012	2011
Operating activities
Net income	$93	$75
Depreciation	48	54
Amortization of intangibles	21	22
Amortization of deferred financing charges and original issue discount	1	1
Unremitted earnings of affiliates	2	(3)
Stock compensation expense	5	3
Deferred income taxes	(71)	(17)
Pension contributions, net	(16)	(11)
Change in working capital	137	62
Other, net	(2)	(2)

Net cash flows provided by operating activities (1)	218	184

Investing activities
Purchases of property, plant and equipment (1)	(51)	(69)
Acquisition of business	(5)
Payments to acquire interest in equity affiliate		(8)
Proceeds from sale of businesses	1	1
Other	8	(11)

Net cash flows used in investing activities	(47)	(87)

Financing activities
Net change in short-term debt	(22)	1
Proceeds from long-term debt	11	1
Repayment of long-term debt	(18)	(1)
Dividends paid to preferred stockholders	(8)	(8)
Dividends paid to common stockholders	(8)
Dividends paid to noncontrolling interests	(2)	(4)
Repurchases of common stock	(15)
Other	10	(1)

Net cash flows used in financing activities	(52)	(12)

Net increase in cash and cash equivalents	119	85
Cash and cash equivalents – beginning of period	940	851
Effect of exchange rate changes on cash balances		(5)

Cash and cash equivalents – end of period	$1,059	$931

(1)	Free cash flow of $167 in 2012 and $115 in 2011 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows

For the Twelve Months Ended December 31, 2012 and 2011

	Twelve Months Ended December 31,
(In millions)	2012	2011
Operating activities
Net income	$315	$232
Depreciation	190	217
Amortization of intangibles	87	90
Amortization of deferred financing charges and original issue discount	5	6
Loss on extinguishment of debt		53
Gain on sale of equity investments		(60)
Unremitted earnings of affiliates	1	(18)
Stock compensation expense	19	12
Deferred income taxes	(80)	(14)
Pension contributions, net	(220)	(15)
Change in working capital	21	(121)
Other, net	1	(12)

Net cash flows provided by operating activities (1)	339	370

Investing activities
Purchases of property, plant and equipment (1)	(164)	(196)
Acquisition of businesses	(12)	(163)
Payments to acquire interest in equity affiliates		(132)
Proceeds from sale of equity investments		136
Proceeds from sale of businesses	8	16
Other	7	(5)

Net cash flows used in investing activities	(161)	(344)

Financing activities
Net change in short-term debt	4	26
Proceeds from long-term debt	51	765
Repayment of long-term debt	(32)	(880)
Deferred financing payments		(26)
Dividends paid to preferred stockholders	(31)	(31)
Dividends paid to common stockholders	(30)
Dividends paid to noncontrolling interests	(11)	(9)
Repurchases of common stock	(15)
Other	9	7

Net cash flows used in financing activities	(55)	(148)

Net increase (decrease) in cash and cash equivalents	123	(122)
Cash and cash equivalents - beginning of period	931	1,090
Effect of exchange rate changes on cash balances	5	(37)

Cash and cash equivalents - end of period	$1,059	$931

(1)	Free cash flow of $175 in 2012 and $174 in 2011 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2012 and 2011

	Three Months Ended December 31,
(In millions)	2012	2011
Sales
Light Vehicle Driveline	$622	$680
Power Technologies	240	250
Commercial Vehicle	425	576
Off-Highway	322	388
Other		1

Total Sales	$1,609	$1,895

Segment EBITDA
Light Vehicle Driveline	$56	$62
Power Technologies	31	31
Commercial Vehicle	36	59
Off-Highway	36	32

Total Segment EBITDA	159	184
Corporate expense and other items, net	(3)	(1)
Structures EBITDA	(2)

Adjusted EBITDA	$154	$183

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA

For the Twelve Months Ended December 31, 2012 and 2011

	Twelve Months Ended December 31,
(In millions)	2012	2011
Sales
Light Vehicle Driveline	$2,743	$2,696
Power Technologies	1,012	1,042
Commercial Vehicle	1,960	2,245
Off-Highway	1,509	1,560
Other		1

Total Sales	$7,224	$7,544

Segment EBITDA
Light Vehicle Driveline	$263	$262
Power Technologies	137	139
Commercial Vehicle	199	218
Off-Highway	189	166

Total Segment EBITDA	788	785
Corporate expense and other items, net	(11)	(21)
Structures EBITDA	4	1

Adjusted EBITDA	$781	$765

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Three Months Ended December 31, 2012 and 2011

	Three Months Ended December 31,
(In millions)	2012	2011
Segment EBITDA	$159	$184
Corporate expense and other items, net	(3)	(1)
Structures EBITDA	(2)	—

Adjusted EBITDA	154	183
Depreciation	(48)	(53)
Amortization of intangibles	(21)	(22)
Restructuring	(17)	(22)
Strategic transaction and other expenses	(2)	(3)
Impairment and loss on sale of assets		(1)
Structures EBITDA	2
Stock compensation expense	(5)	(3)
Interest expense	(21)	(20)
Interest income	7	7

Income from continuing operations before income taxes	49	66
Income tax benefit	(46)	(6)
Equity in earnings of affiliates	(2)	4

Income from continuing operations	93	76
Loss from discontinued operations		(1)

Net income	$93	$75

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income

For the Twelve Months Ended December 31, 2012 and 2011

	Twelve Months Ended December 31,
(In millions)	2012	2011
Segment EBITDA	$788	$785
Corporate expense and other items, net	(11)	(21)
Structures EBITDA	4	1

Adjusted EBITDA	781	765
Depreciation	(188)	(212)
Amortization of intangibles	(87)	(90)
Restructuring	(47)	(82)
Loss on extinguishment of debt		(53)
Gain on sale of equity investments		60
Strategic transaction and other expenses	(10)	(13)
Impairment and loss on sale of assets	(6)	(7)
Structures EBITDA	(4)	(1)
Stock compensation expense	(17)	(8)
Foreign exchange on intercompany loans and market value adjustments on forwards	2	(1)
Interest expense	(84)	(79)
Interest income	24	27

Income from continuing operations before income taxes	364	306
Income tax expense	51	87
Equity in earnings of affiliates	2	21

Income from continuing operations	315	240
Loss from discontinued operations		(8)

Net income	$315	$232

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2012 and 2011

(In millions except per share amounts)

	Three Months Ended December 31,
	2012	2011
Net income attributable to parent company	$88	$71
Restructuring charges (1)	18	18
Amortization of intangibles (1)	25	19
Non-recurring items (1)	(50)	(18)

Adjusted net income	$81	$90

Diluted shares—as reported	215	214

Adjusted diluted shares	215	214

Diluted adjusted EPS	$0.38	$0.42

(1)	Amounts are net of associated tax effect.

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Twelve Months Ended December 31, 2012 and 2011

(In millions except per share amounts)

	Twelve Months Ended December 31,
	2012	2011
Net income attributable to parent company	$300	$219
Restructuring charges (1)	45	78
Amortization of intangibles (1)	74	77
Non-recurring items (1)	(44)	(17)

Adjusted net income	$375	$357

Diluted shares—as reported	215	215

Adjusted diluted shares	215	215

Diluted adjusted EPS	$1.75	$1.66

(1)	Amounts are net of associated tax effect.